Exhibit 99.4

LETTER TO CLIENTS

AGRIUM INC.

Increased Offer by NORTH ACQUISITION CO.,

its Wholly-Owned Subsidiary

to

Exchange Each Outstanding Share of Common Stock

(Including the Associated Series A Junior Participating Preferred Stock Purchase Rights)

of

CF INDUSTRIES HOLDINGS, INC.

for

$45.00 in Cash and 1.0 Common Share of Agrium Inc.

or

1.9377 Common Shares of Agrium Inc.

or

$92.99 in Cash

subject, in the case of an all-cash election or an all-stock election, to the proration procedures described in the prospectus/offer to exchange and the accompanying letter of election and transmittal

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 22, 2010, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

January 19, 2010

To Our Clients:

Enclosed for your consideration are the prospectus/offer to exchange, dated January 19, 2010 (the “Prospectus”), and the accompanying letter of election and transmittal (the “Letter of Election and Transmittal”), which together, as each may be amended, supplemented or otherwise modified from time to time, constitute the “Offer,” by North Acquisition Co., a Delaware corporation (“Offeror”) and a wholly-owned subsidiary of Agrium Inc., a corporation governed by the Canada Business Corporations Act (“Agrium”), to exchange for each outstanding share of common stock of CF Industries Holdings, Inc., a Delaware corporation (“CFI”), par value $0.01 per share (including the associated Series A Junior Participating Preferred Stock purchase rights, the “Shares”), validly tendered and not properly withdrawn in the Offer, at the election of the holder of such Share, one of the following:

•	$45.00 in cash, without interest, and 1.0 common share of Agrium, no par value (the “Agrium Common Share”) (the “Mixed Consideration”),

subject to the proration procedures described in the Prospectus and the related Letter of Election and Transmittal:

•	1.9377 Agrium Common Shares (the “Stock Consideration”), or

•	$92.99 in cash, without interest (the “Cash Consideration”).

The aggregate cash consideration to be paid by Agrium in the Offer and the Proposed Merger will not exceed approximately $2.265 billion, and the aggregate stock consideration to be paid by Agrium in the Offer and the Proposed Merger will not exceed approximately 50.3 million Agrium Common Shares. Any Shares tendered with respect to which a Mixed Consideration election is made will not be subject to proration under any circumstance; however, holders electing the Cash Consideration or the Stock Consideration may receive a different form of consideration from that selected. Holders electing either the Cash Consideration or the Stock Consideration will be subject to proration such that not more than 48.4% of the Shares tendered in the Offer can be exchanged for cash and not more than 51.6% of the Shares tendered in the Offer can be exchanged for Agrium Common Shares. Holders who otherwise would be entitled to receive a fractional Agrium Common Share will instead receive cash in lieu of any fractional Agrium Common Share such holder may have otherwise been entitled to receive. See “The Offer—Elections and Proration” in the Prospectus for a detailed description of the proration procedure and “The Offer—Fractional Shares” in the Prospectus for a detailed description of the treatment of fractional Agrium Common Shares. The Prospectus and the accompanying Letter of Election and Transmittal more fully describe the Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The materials enclosed are being forwarded to you as the beneficial owner of Shares carried by us in your account, but not registered in your name. A tender of such Shares can be made only by us as the registered holder for your account and pursuant to your instructions. We are sending you the Letter of Election and Transmittal for your information. You cannot use the Letter of Election and Transmittal to tender Shares we hold for your account. The Letter of Election and Transmittal must be completed and executed by us, according to your instructions.

Accordingly, we request that you complete the attached form entitled “Instructions to Registered Holder from Beneficial Holder,” instructing us as to whether you wish us to tender on your behalf the Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and accompanying Letter of Election and Transmittal, and which elections you wish us to make on your behalf.

The Offer and the withdrawal rights will expire at 12:00 midnight, New York City time, on February 22, 2010, unless extended (such date and time, as it may be extended, the “Expiration Date”). Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If you desire to tender your Shares in the Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Shares on your behalf prior to the Expiration Date in accordance with the provisions of the Offer.

Your attention is directed to the following:

1. The consideration per Share is, at your election, the Mixed Consideration, the Stock Consideration or the Cash Consideration, subject, in the case of elections of the Stock Consideration or the Cash Consideration, to the proration procedures described in the Prospectus and the accompanying Letter of Election and Transmittal.

2. The Offer is being made for all outstanding Shares.

3. The Offer and the withdrawal rights will expire at 12:00 midnight, New York City time, on February 22, 2010, unless extended.

4. Offeror’s obligation to accept Shares tendered in the Offer is subject to conditions specified in the Prospectus, which you should review in detail.

5. Any stock transfer taxes applicable to the transfer of Shares to Offeror pursuant to the Offer will be paid by Offeror, except as otherwise provided in Instruction 6 to the Letter of Election and Transmittal.

If you wish to tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form titled “Instructions to Registered Holder from Beneficial Holder” attached hereto. An envelope to return your instruction form to us is enclosed. We urge you to read carefully the enclosed Prospectus and accompanying Letter of Election and Transmittal regarding the Offer before instructing us to tender your Shares.

None of the Shares held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Holder” shall constitute an instruction to us to tender ALL of the Shares held by us for your account.

The Offer is made solely by means of the Prospectus and the accompanying Letter of Election and Transmittal, including all supplements and amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions to Registered Holder from Beneficial Holder of

Shares of Common Stock

of

CF Industries Holdings, Inc.

The undersigned hereby acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange, dated January 19, 2010 (the “Prospectus”), and the accompanying letter of election and transmittal (the “Letter of Election and Transmittal”), in connection with the offer by North Acquisition Co. (“Offeror”), a Delaware corporation and a wholly-owned subsidiary of Agrium Inc., a corporation governed by the Canada Business Corporations Act (“Agrium”), to exchange each outstanding share of common stock of CF Industries Holdings, Inc., par value $0.01 per share (including the associated Series A Junior Participating Preferred Stock purchase rights, the “Shares”), validly tendered and not properly withdrawn in the Offer.

With respect to the Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER some or all of the Shares held by you for the account of the undersigned

☐	NOT to TENDER any Shares held by you for the account of the undersigned.

If the undersigned is instructing you to tender some or all of the Shares held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, pursuant to the election below and upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Election and Transmittal. The undersigned acknowledge(s) that failure to properly make an election will result in the undersigned being deemed to have made no election. See “The Offer—Consequences of Tendering with No Election” in the Prospectus.

NUMBER OF SHARES TENDERED FOR $45.00 IN CASH, WITHOUT INTEREST, AND 1.0 COMMON SHARE OF AGRIUM, SUBJECT TO THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES

NUMBER OF SHARES TENDERED FOR 1.9377 COMMON SHARES OF AGRIUM SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES

NUMBER OF SHARES TENDERED FOR $92.99 IN CASH, WITHOUT INTEREST, SUBJECT TO PRORATION

†	Unless otherwise indicated above, it will be assumed that all Shares held by us for your account will be tendered.

PLEASE SIGN AND COMPLETE

Signature(s):

Name of Beneficial Owner(s) (please print):

Capacity(s) (full title)* (please print):

Address (including Zip Code) (please print):

Telephone Number(s):

Taxpayer Identification Number or Social Security Number(s):

Date:

*	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, THE DEALER MANAGER, OFFEROR OR AGRIUM.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING CFI STOCKHOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.